Exhibit 99.B.J.

Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions “Financial Highlights” in the Prospectuses and “Disclosure of Portfolio Holdings”, “Independent Registered Public Accounting Firm”, and “Financial Statements” in the Statement of Additional Information and to the incorporation by reference of our report, dated December 15, 2009, in the Registration Statement (Form N-1A) of The Hartford Mutual Funds II, Inc. filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 109 under the Securities Act of 1933 (Registration No. 002-11387).

/s/Ernst & Young LLP

Minneapolis, Minnesota

February 24, 2010